Exhibit 4.2
                                   DEBENTURES


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY
SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.


A-001                                                  US  $1,000,000


     PROCESSING  PLUS,  INC.
     -----------------------


     8% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURES DUE DECEMBER 28, 2002


     THIS DEBENTURE of Processing Plus, Inc., a corporation duly organized and existing under the laws of Florida ("Company"), designated as its 8% Series A
                                        -------
Senior Subordinated Convertible Debentures Due December 28, 2002, in an aggregate principal face amount not exceeding One Million Dollars (U.S. $1,000,000 ), which Debentures are being purchased at 90% of the face amount of such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to Carlsbad Capital LLC< Louvre Investors, LLC and Yellow Stream Company, LLC, the registered holders hereof and its authorized successors and permitted assigns ("Holder"), the aggregate principal face of One Million Dollars (U.S. $1,000.000) on December
28, 2002 ("Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum commencing January 28, 2001 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of December 28, 2000 between the Company and ("Subscription Agreement"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Debenture is subject to the following additional provisions:

1. The Debentures are issuable in denominations of Five Thousand Dollars (US$5,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $5,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state --- securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as ExhibitI. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $5,000 of the principal face amount of this Debenture then outstanding into freely tradeable shares of common stock, no par value per share, of the Company without restrictive legend of any nature ("Common Stock"), at a conversion price ("Conversion Price") for each share of Common Stock equal to (i) 70% of the per share price valued in accordance with the book value of the Company's shares which shall include but not be limited to all assets and good will of the Company and the proceeds of this Debenture and any other Debenture issued simultaneously with this Debenture or within 30 days of the issuance of this Debenture, but shall not include any liabilities of the Company ("Asset Book Value"), or, if the Company or its successor or the assignee of this Debenture is publicly traded on any exchange, (ii) 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for any trading day on which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or for the 3 trading days immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion Shares"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, by the Company delivering the Conversion Shares to the Holder within 7 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Holder shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this

          Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on the Asset Book Value, or 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for the 3 trading days immediately preceding the date of the monthly interest payment due ("Market Price"), the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 70% of the Market Price ("Interest Shares"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

     (c) At any time after 90 days the Company shall have the option to pay to the Holder 130% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

     (c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of any Holder, redeem the Debentures registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price.

     (d)  In case  of any  reclassification,  capital  reorganization  or  other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder of this Debenture shall have the right thereafter, by converting this Debenture, to purchase or convert this Debenture into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common

          Stock that could have been purchased upon exercise of the Debentures and at the same Conversion Price, as defined in the Debenture, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

     (a) The Company shall default in the payment of principal or interest on this Debenture; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Subscription Agreement including but not limited to Section 5(b) or 10; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and the Subscription Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

     (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

     (i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or, if the Common Stock trades, then trading in the Common Stock shall be suspended for more than 10 consecutive days; or

     (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. This Debenture shall be governed by and construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:  December  28,  2000


PROCESSING  PLUS,  INC.



     By:/s/ Eugene Retske
        M.  Eugene  Retske
        Title:  President

                                   SCHEDULE A
                                   DEBENTURES
                                   ----------



                             AGGREGATE PRINCIPAL
            NAME/ADDRESS     AMOUNT OF DEBENTURES     PURCHASE PRICE
            ------------     --------------------     --------------

Carlsbad  Capital,  LLC
1835  South  Academy  Boulevard
Colorado Springs, Colorado 80916                $333,333     $300,000
                                                --------     --------

Louvre  Investors,  LLC
6547  North  Academy  Boulevard  #P
Colorado Springs, Colorado 80918                $333,333     $300,000
                                                --------     --------

Yellow Stream Company, LLC                      $333,334     $300,000
5004 West 92nd Avenue # 102
Westminster,  Colorado  80031
                                    TOTAL     $1,000,000     $900,000
                                    -----     ----------     --------




                                    DEBENTURE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY
SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.


SPB-001                                             US  $1,000,000


     SARATOGA  INTERNATIONAL  HOLDINGS  CORP.
     ----------------------------------------


8%  SERIES  SPB  SENIOR  SUBORDINATED  CONVERTIBLE  REDEEMABLE  DEBENTURES
     DUE  JANUARY  5,  2003


     THIS DEBENTURE of Saratoga International, a corporation duly organized and existing under the laws of Nevada ("Company"), designated as its 8% Series SPB Senior Subordinated Convertible Debentures Due January 5, 2003, in an aggregate principal face amount not exceeding One Million Dollars (U.S. $1,000,000 ), which Debentures are being purchased at 90% of the face amount of such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to Louvre Investors LLC, Yellow Stream Company LLC and Carlsbad Capital LLC, the registered holders hereof and its authorized successors and permitted assigns, as set forth on Schedule A hereto ("Holder"), the aggregate principal face of One Million Dollars (U.S. $1,000.000) on January 5, 2003 ("Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum commencing February 5, 2001 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of January 5, 2001 between the Company and the Holder ("Subscription Agreement"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Debenture is subject to the following additional provisions:

1. The Debentures are issuable in denominations of Five Thousand Dollars (US$5,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $5,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit I. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $5,000 of the principal face amount of this Debenture then outstanding into freely tradeable shares of common stock, no par value per share, of the Company without restrictive legend of any nature ("Common Stock"), at a conversion price ("Conversion Price") for each share of Common Stock equal to 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for any trading day on which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or for the 3 trading days immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion Shares"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary  steps  to seek  such  approval.  Such  conversion  shall be effectuated, as provided in a certain Escrow Agreement executed simultaneously with this Debenture, by the Company delivering the Conversion Shares to the Holder within 7 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Escrow Agent shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic
          Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for the 3 trading days immediately preceding the date of the monthly interest payment due ("Market Price"), the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 70% of the Market Price ("Interest Shares"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

     (c) At any time after 90 days the Company shall have the option to pay to the Holder 130% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

     (c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of any Holder, redeem the Debentures registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price.

     (d)  In case  of any  reclassification,  capital  reorganization  or  other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder of this Debenture shall have the right thereafter, by converting this Debenture, to purchase or convert this Debenture into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debentures and at the same Conversion Price, as defined in the Debenture, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

     (a) The Company shall default in the payment of principal or interest on this Debenture; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Subscription Agreement including but not limited to Section 5(b) or 10; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and the Subscription Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

     (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

     (i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or, if the Common Stock trades, then trading in the Common Stock shall be suspended for more than 10 consecutive days; or

     (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. This Debenture shall be governed by and construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:  January  5,  2001


SARATOGA  INTERNATIONAL
     HOLDINGS  CORP.



     By:/s/ Patrick F. Charles
     Title:  President

                                   SCHEDULE A
                                   DEBENTURES
                                   ----------

                              AGGREGATE PRINCIPAL
            NAME/ADDRESS     AMOUNT OF DEBENTURES     PURCHASE PRICE
            ------------     --------------------     --------------

Carlsbad  Capital,  LLC
1835  South  Academy  Boulevard
Colorado Springs, Colorado 80916           $333,333     $300,000
                                           --------     --------

Louvre  Investors,  LLC
6547  North  Academy  Boulevard  #P
Colorado Springs, Colorado 80918           $333,333     $300,000
                                           --------     --------

Yellow Stream Company, LLC                 $333,334     $300,000
5004 West 92nd Avenue # 102
Westminster,  Colorado  80031
                               TOTAL     $1,000,000     $900,000
                               -----     ----------     --------


                        SECURITIES SUBSCRIPTION AGREEMENT


     THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of December 28, 2000 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 504 promulgated under Regulation D by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 504 and Regulation D.

     This Agreement has been executed by the undersigned buyers ("Buyer"), to purchase the amounts set forth on Schedule A hereto, in connection with the private placement of 8% Series A Senior Subordinated Convertible Debentures of Processing Plus, Inc., a corporation organized under the laws of Florida, with executive offices located at 1227 S. Patrick Drive, Suite 301, Satellite Beach, Florida 32937 ("Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.

1.   Agreement to Subscribe; Purchase Price.

     (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debentures substantially in the form of the Debenture attached as Exhibit A hereto and having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price of 90% of the face amount of such Debentures as set forth in subsection (b) herein.

     (b) Payment. The Purchase Price for the Debentures shall be Nine Hundred Thousand United States Dollars (U.S. $900,000) ("Purchase Price"), which shall be payable at closing, pursuant to Section 1(c) herein and in accordance with the terms and conditions of Section 11 below.

     (c)  Closing.  Subject to the  satisfaction  of the conditions set forth in
          Sections 7, 8 and 11 below, the Closing of the transactions contemplated by this Agreement shall take place ("Closing Date") when
          (i) Seller delivers the Debentures to the Buyer, (ii) Seller delivers all accompanying transaction documents including appropriate resolutions of its Board of Directors, and (iii) Buyer pays $135,000 towards the Purchase Price for the Debentures ("Initial Purchase Price").

     2.   Buyer Representations and Covenants; Access to Information.

In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

          (a) Buyer is not, and on the closing date will not be, an affiliate of Seller;

          (b) Buyer is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the 1933 Act, and is purchasing the Shares for its own account and Buyer is qualified to purchase the Shares under the laws of the State of Colorado;

          (c) All offers and sales of any of the Debentures by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

          (d) Buyer understands that the Debentures are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer and any purchaser from Buyer to acquire the Debentures;

          (e)  Buyer shall comply with Rule 504 promulgated under Regulation D;

          (f) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (g) The execution and delivery of this Agreement and the consummation of the purchase of the Debentures and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

          (h) All invitations, offers and sales of or in respect of, any of the Debentures, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Debentures will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

          (i) The Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

          (j) Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Debentures;

          (k) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.

          (l) Buyer acknowledges that the purchase of the Debentures involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures. Buyer understands that the Debentures are not being registered under the 1933 Act, or under any state securities laws, and therefore, Buyer must bear the economic risk of this investment for an indefinite period of time;

          (m) Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller; and

          (n) Buyer acknowledges and agrees that the transactions contemplated by this

Agreement  have taken place solely and exclusively within the State of Colorado.

3.   Seller Representations and Covenants.


     (a) Seller is a corporation duly organized and validly existing under the laws of the State of Florida and is in good standing under such laws with its principal executive office located in the State of Florida.
          The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

     (b) There are 10,000,000 shares of Seller's common stock, $.001 par value per share ("Common Stock"), authorized and 1,000 outstanding as of December 28, 2000. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable.

     (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller's operations or financial condition.

     (d) The Seller is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or no purpose. The Debentures and common stock issued upon conversion ("Shares") when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The Seller understands and acknowledges that, in certain, circumstances, the issuance of the Shares could dilute the ownership interests of other stockholders of the Seller. The execution and delivery by the Seller of this Agreement and the issuance of the Shares will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties

     (e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form D.

     (g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock and the Seller is not under investigation by the SEC or the National Association of Securities Dealers, and there are no proceedings pending or threatened before either regulatory body.

     (h) There are no other material outstanding debt or equity securities presently convertible into Common Stock.

     (i) The Seller has not sold any securities within the 12 month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act, Regulation D or its rules or in violation of Section 5(a) of the 1933 Act.

     (j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debentures has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable There are no pre-emptive rights of any shareholder of Seller.

     (k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

     (l) Seller acknowledges and agrees that the transactions contemplated by this the Agreement have taken place solely and exclusively within the State of Colorado.

4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 promulgated under Regulation D. The offer and sale of the Shares are made solely within the State and jurisdiction of Colorado.

5.   Transfer Agent Instructions.

     (a) Debentures. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

     (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debentures) and any "Interest Shares" (as defined in the Debentures) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely transferable on the books and records of Seller. Seller shall also instruct its attorney to issue and render any legal opinion which is required at any time by Seller's transfer agent to permit Seller's transfer agent to issue any and all Stock Certificates without a restrictive legend as required by this Agreement.

6. Registration. If upon conversion of the Debentures effected by the Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Debentures the Seller fails to issue certificates for shares of Common Stock issuable upon such conversion ("Underlying Shares") or the Interest Shares, as defined in Section 4(b) of the Debentures, to the Buyer bearing no restrictive legend for any reason, then the Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Shares and/or Interest Shares issuable upon conversion of the Debentures and payment of interest under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishings of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Seller shall file such a registration statement within 30 days of Buyer's demand and shall use its good faith diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such good faith diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or
     (ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement on in connection with the Common Stock, upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto.

7. Delivery Instructions. The Debentures being purchased hereunder shall be delivered to the Buyer, and the Purchase Price, shall be delivered to the Seller.

8. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

     (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

     (b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

     (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

9. Conditions To Buyer's Obligation To Purchase. Buyer's obligation to purchase the Debentures is conditioned upon:

     (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

     (b)     Delivery  of  the  Debentures  to  the  Buyer.

10.  No Shareholder Approval and No Dilution.

     (a) Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Debentures or Common Stock hereunder.

     (b) Provided the Debentures, or any Seller Debentures from a series which predate the Debentures remain outstanding and unpaid, or if there is any portion of any such Debentures which have not been converted into the Seller's Common Stock, then the Seller shall not split nor reverse split the Common Stock, nor consolidate the outstanding number of shares of Common Stock into a small number of shares, nor otherwise take any action, directly or indirectly, which would have a material adverse effect on the value of the Debentures or the trading price of the Common Stock.

     (c) Upon (i) a transfer of all or substantially all of the assets of the Seller to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Seller with or into another person or entity in which the Seller is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Seller shall, upon request of any Holder, redeem the Debenture registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of such Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price as set forth in the Debentures.

     (d)  In case  of any  reclassification,  capital  reorganization  or  other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Seller with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Seller shall cause effective provision to be made so that the Purchaser or Holder of the Debenture, as the case may be, shall have the right thereafter, by exercising the Debenture, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debenture and at the same Conversion Price, as defined in the Debentures, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Seller or successor person or entity acting in good faith.

11.  Payment of the Debentures, Conversions, Security and Demand.

     (a) Security Resolution. If Seller shall become a publicly traded company by merger or acquisition in which Seller shall cease to exist and another corporation shall survive the merger, or Seller shall exchange its shares with a publicly traded corporation which shall own more than 50% of the issued and outstanding shares of Seller (collectively in either the case of merger or exchange of shares "Seller Parent"), then Seller shall assign the Debentures to the Seller Parent and deliver to the Buyer a resolution in the form annexed hereto as Exhibit B ("Resolution"), instructing the Seller Parent transfer agent ("Transfer Agent") to issue to Buyer shares of the Seller Parent common stock registered in the name of the Buyer, without restrictive legend as provided in Section 5(b) of this Agreement, in an amount equal up to $1,000,000, or at some lesser amount as the Buyer, in its sole discretion may direct the Transfer Agent, at a price per share which is 70% of the lowest closing bid price of the Seller Parent's common stock as reported on the OTC Electronic Bulletin Board
          ("OTCBB") or any exchange in which the Seller Parent's shares are traded for any trading day on which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or for the trading day immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion Shares") and providing that the Seller Parent shall not change its transfer agent from the Transfer Agent once established, without the express written consent and directive of the Buyer. Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Resolution shall not preclude the Buyer from exercising any and all other remedies available to the Buyer against the Seller Parent and Seller for a breach of this Agreement or the Debentures.

     (b) Conversions and Demand. As provided in paragraph 4 of the Debentures, Buyer may give Notice of Conversion of the Debentures to Seller or the Seller Parent, as the case may be, by facsimile to the number set forth in Section 12(h) below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 7 business days of receipt of the Notice of Conversion, Seller or the Seller Parent, as the case may be, shall deliver to the Buyer, or to an account designated by Buyer in the Notice of Conversion, certificates representing the shares of common stock to which the Buyer shall be entitled by reason of the conversion ("Certificates"). Provided that (i) there is no Event of Default, as defined in the Debentures or this Agreement, (ii) the Seller Parent has assumed all of the obligations of the Agreement and the Debentures by virtue of a merger with or acquisition of Seller ("Assumption") and the publicly traded stock of the Seller Parent trades on the Over the Counter
          Electronic Bulletin Board, and (iii) Buyer has converted the entire Initial Purchase Price of the Debentures into the common stock of the Seller or the Seller Parent, as the case may be, Seller Parent may demand that Buyer pay the Seller Parent $135,000 towards the purchase price of the Debentures ("First Demand"). Upon payment of the First Demand, provided that (i) there is no Event of Default, as defined in the Debentures or this Agreement and (ii) Buyer has converted all amounts paid towards the Purchase Price of the Debentures into the common stock of the Seller Parent, then Seller Parent may demand that Buyer pay the Seller Parent additional installments of the Debenture as follows: $180,000 30 business days from the date of the First Demand, $225,000 60 business days from the date of the First Demand, $225,000 90 business days from the date of the First Demand and $135,000 120 business days from the date of the First Demand. ("Additional Demands"). When Buyer has paid a total of $900,000 to the Sellers in the aggregate, such payments shall constitute full and complete payment of the Debenture and complete satisfaction of Buyer's obligations under the Debentures and this Agreement. Nothing in this
          Section 11(c) shall preclude Buyer from making discretionary payments of the purchase price of the Debentures earlier than required under the First Demand and the Additional Demands. (The First Demand and Additional Demands are sometimes referred to herein singularly as a "Demand")

     (d) Liquidated Damages. If Seller or the Seller Parent fails to timely deliver Certificates, as provided in Section 11(c) above, then Seller or the Seller Parent, as the case may be, shall pay Buyer $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the
          Certificates  after  the 10th  late day  ("Liquidated  Damages").  Any
          Liquidated Damages incurred by Seller or the Seller Parent, as the case may be, shall be payable immediately and in cash upon demand in writing made by Buyer, or their agent, to Seller or the Seller Parent, as the case may be. However, such Liquidated Damages may be deducted from any amounts owed to Seller or the Seller Parent, as the case may be, by the Buyer pursuant to this Section 11. Notwithstanding anything contained in this Agreement to the contrary, including but not limited to the provisions of Section 6 regarding the registration of restricted Conversion Shares, Seller or the Seller Parent, as the case may be, shall be required to pay the Liquidated Damages set forth in this Section 11(d).

     (e) Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of Seller or the Seller Parent, as the case may be, then Seller or the Seller Parent, as the case may be, shall continue to honor all Notices of Conversion given by Buyer and Buyer shall not be required to honor any Demand made by Seller, the Seller Parent or the trustee in bankruptcy, as the case may be.

12.  Miscellaneous.

     (a) Entire Agreement. This Agreement together with the Debentures, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (b) Independent Contractor. Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

     (c)  Survival.   All  representations  and  warranties  contained  in  this
          Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

     (d) Governing Law. This Agreement shall be construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

     (e) Seller Indemnification. Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

     (f) Buyer Indemnification. Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

     (g) Form D. Seller shall filed a Form D with the Commission and all filings required by the Colorado Securities Division upon the Closing of this transaction.

     (h) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been depos-ited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:

If  to  Seller:

Processing  Plus,  Inc.
1227  S.  Patrick  Drive,  Suite  301
Satellite  Beach,  Florida  32937
Attention:  M.  Eugene  Retske

If  to  Buyer:
Carlsbad  Capital,  LLC
1835  South  Academy  Boulevard
Colorado  Springs,  Colorado  80916

Louvre  Investors,  LLC
6547  North  Academy  Boulevard  #P
Colorado  Springs,  Colorado  80918

Yellow  Stream  Company,  LLC
5004  West  92nd  Avenue  #  102
Westminster,  Colorado  80031

     (i)  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (j) Buyer Fees. The legal and unaccountable fees of the Buyer in connection with the preparation of the transaction documents and sale of the Debentures shall be $30,000 ("Fees") which shall be payable as follows: $4,500 upon the execution of this Agreement, $6,000 upon the payment of the first Additional Demand, $7,500 upon the payment of the second and third Additional Demand and $4,500 upon the payment of the last Additional Demand. The Fees shall be deducted from the purchase price proceeds of the Debentures.


                {Remainder of this page intentionally left blank}

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

     Official  Signatory  of  Seller:
     -------------------------------

     PROCESSING  PLUS,  INC.


     By: /s/ Eugene Retske
     M.  Eugene  Retske

Accepted  this  28th  day  of  December,  2000     Title:  President


     Official  Signatory  of  Buyer:
     ------------------------------

     LOUVRE  INVESTORS  LLC


     By:/s/ Nick Dominijanni

     YELLOW  STREAM  COMPANY  LLC



     By:/s/ Donna Shott

     CARLSBAD  CAPITAL  LLC



     By:/s/ Nick Dominijanni

     EXHIBIT  A
     ----------
                                   DEBENTURES


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY
SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.


A-001                                                  US  $1,000,000


     PROCESSING  PLUS,  INC.
     -----------------------


     8%  SERIES  A  SENIOR  SUBORDINATED  CONVERTIBLE  REDEEMABLE  DEBENTURES
     DUE  DECEMBER    ,  2002


     THIS DEBENTURE of Processing Plus, Inc., a corporation duly organized and existing under the laws of Florida ("Company"), designated as its 8% Series A
                                        -------
Senior  Subordinated  Convertible  Debentures  Due  December       , 2002, in an
aggregate principal face amount not exceeding One Million Dollars (U.S. $1,000,000 ), which Debentures are being purchased at 90% of the face amount of such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to, the registered holders hereof and its authorized successors and permitted assigns ("Holder"), the aggregate principal face of One Million Dollars (U.S. $1,000.000) on December , 2002 ("Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum commencing January , 2001 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of December , 2000 between the Company and ("Subscription Agreement"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Debenture is subject to the following additional provisions:

1. The Debentures are issuable in denominations of Five Thousand Dollars (US$5,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $5,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit I. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $5,000 of the principal face amount of this Debenture then outstanding into freely tradeable shares of common stock, no par value per share, of the Company without restrictive legend of any nature ("Common Stock"), at a conversion price ("Conversion Price") for each share of Common Stock equal to (i) 70% of the per share price valued in accordance with the book value of the Company's shares which shall include but not be limited to all assets and good will of the Company and the proceeds of this Debenture and any other Debenture issued simultaneously with this Debenture or within 30 days of the issuance of this Debenture, but shall not include any liabilities of the Company ("Asset Book Value"), or, if the Company or its successor or the assignee of this Debenture is publicly traded on any exchange, (ii) 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for any trading day on which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or for the trading day immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion Shares"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, by the Company delivering the Conversion Shares to the Holder within 7 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Holder shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on the Asset Book Value, or 70% of the lowest closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") for the 3 trading days immediately preceding the date of the monthly interest payment due ("Market Price"), the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 70% of the Market Price ("Interest Shares"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

     (c) At any time after 90 days the Company shall have the option to pay to the Holder 130% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

     (c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of any Holder, redeem the Debentures registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price.

     (d)  In case  of any  reclassification,  capital  reorganization  or  other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder of this Debenture shall have the right thereafter, by converting this Debenture, to purchase or convert this Debenture into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debentures and at the same Conversion Price, as defined in the Debenture, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

     (a) The Company shall default in the payment of principal or interest on this Debenture; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Subscription Agreement including but not limited to Section 5(b) or 10; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and the Subscription Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

     (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

     (i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or, if the Common Stock trades, then trading in the Common Stock shall be suspended for more than 10 consecutive days; or

     (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. This Debenture shall be governed by and construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:  December    ,  2000


PROCESSING  PLUS,  INC.



     By: /s/ Gene Retske

     Title:  President

                                   SCHEDULE A
                                   DEBENTURES
                                   ----------



                              AGGREGATE PRINCIPAL
            NAME/ADDRESS     AMOUNT OF DEBENTURES     PURCHASE PRICE
            ------------     --------------------     --------------

Carlsbad  Capital,  LLC
1835  South  Academy  Boulevard
Colorado Springs, Colorado 80916                $333,000     $299,700
                                                --------     --------

Louvre  Investors,  LLC
6547  North  Academy  Boulevard  #P
Colorado Springs, Colorado 80918                $333,000     $299,700
                                                --------     --------

Yellow Stream Company, LLC                      $334,000     $300,600
5004 West 92nd Avenue # 102
Westminster,  Colorado  80031


                                    TOTAL     $1,000,000     $900,000
                                    -----     ----------     --------



                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT dated this 5th day of January, 2001 between Processing Plus, Inc. ("Assignor") and Saratoga International Holdings Corp. ("Assignee").

     WHEREAS:

A. Assignor has sold its 8% Series A Senior Subordinated Convertible Redeemable Debentures to Louvre Investors LLC, Yellow Stream Company LLC, and Carlsbad Capital LLC having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "Debenture," and collectively, the "Debentures"); and

B. Assignee has merged with Assignor pursuant to a January 2, 2001 Agreement and Plan of Merger ("Agreement"), and Assignor has become a wholly owned subsidiary of Assignee; and

C. Assignor wishes to assign the Debentures to Assignee and Assignee is willing to assume the obligations of the Debentures in exchange for valuable consideration set forth in the Agreement.

     NOW THEREFORE, it is agreed that Assignor shall assign and Assignee shall irrevocably and unconditionally assume all of the conditions and obligations of a certain Securities Subscription Agreement and Debentures, each dated as of December 28, 2000, as if Assignee has entered into and undertaken all of such obligations at the time these instruments were given, and shall render full performance under such instruments in the place and stead of Assignor.


PROCESSING  PLUS,  INC.               SARATOGA  INTERNATIONAL HOLDINGS  CORP.
(Assignor)                            (Assignee)



By: /s/ Gene Retske                   By: /s/ Patrick F. Charles